SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                               AMENDMENT NO. 1 to
                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 18, 2005

                        Commission File Number: 000-49620

                                 Cobalis Corp.
                                 -------------
             (Exact name of registrant as specified in its charter)

Nevada                                                               91-1868007
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)

incorporation or organization)

2445 McCabe Way, Suite 150, Irvine, CA                                  92614
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(Address of principal executive offices)                             (Zip Code)



                                 (949) 757-0001
                                 --------------
              (Registrant's Telephone Number, Including Area Code)



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ITEM 4.01: CHANGES IN THE REGISTRANT'S CERTIFYING PUBLIC ACCOUNTANT

Cobalis Corp., a Nevada corporation (the "Registrant") received notice that its auditors, Stonefield Josephson, Inc., ("Stonefield Josephson"), would cease its services as accountants to the Registrant effective January 18, 2005. Stonefield Josephson audited the Registrant's financial statements for the fiscal years ended March 31, 2003 and 2002. The Registrant is in the process of identifying new independent chartered accountants. The reports of Stonefield Josephson for these fiscal years did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles except as described herein. The report of Stonefield Josephson for these fiscal years was qualified with respect to uncertainty as to the Registrant's ability to continue as a going concern. During the Registrant's two most recent fiscal years and the period from the end of the most recently completed fiscal year through January 18, 2005, the date of resignation, there were no disagreements with Stonefield Josephson, Inc. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Stonefield Josephson would have caused it to make reference to such disagreements in its reports. Stonefield Josephson's notice states that the Registrant is no longer within the scope of its client risk profile.

Stonefield Josephson has reviewed the disclosures contained in this 8-K report. The Registrant has advised Stonefield Josephson that it has the opportunity to furnish the Registrant with a letter addressed to the Securities and Exchange Commission concerning any new information, clarifying the Registrant's disclosures herein, or stating any reason why Stonefield Josephson does not agree with any statements made by the Registrant in this report.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.1 Letter from the Registrant's former auditors confirming the information in Item 4.01 is attached hereto.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 Cobalis Corp.


January 28, 2005                            By:  /s/ Chaslav Radovich
----------------                                 ----------------------------
                                                 Chaslav Radovich, President